Liberty Silver Corp. Announces Letter of Intent to

Acquire Bunker Hill Mine

May 16, 2017 - Toronto, Ontario. Liberty Silver Corp. (“Liberty” or the “Company”) is pleased to announce that it has entered into a non-binding letter of intent to acquire the Bunker Hill Mine Complex located in Kellogg, Idaho, in the Silver Valley from Placer Mining Corp. (the “Letter of Intent”). Pursuant to the terms and conditions of the Letter of Intent dated November 27, 2016 and amended on March 29, 2017, the acquisition is subject to due diligence, regulatory approval and definitive documentation, which the Company is required to complete by the close of business on June 29, 2017 (the “Closing Date”).

The acquisition would include all mining rights and claims, surface rights, easements, existing infrastructure at Milo Gulch, and the majority of machinery and buildings at the Kellogg Tunnel portal level, as well as all equipment and infrastructure anywhere underground at the Bunker Hill Mine Complex. The acquisition would also include all current and historic data relating to the Bunker Hill Mine Complex, such as drill logs, reports, maps, and similar information located at the mine site or any other location.

The Bunker Hill Mine is one of the most storied base metal and silver mines in American history. Initial discovery and development of the property began in 1885, and from that time until the mine closed in 1981 it produced over 35.8 million tons of ore at an average mined grade of 8.76% lead, 4.52 ounces per ton silver, and 3.67% zinc (Bunker Limited Partnership,1985). Throughout its long history, over 40 different orebodies were discovered and mined at the Bunker Hill, primarily consisting of Zinc-Lead-Silver mineralization. The Bunker Hill and Sullivan Mining Company had a strong history of regular dividend payments to shareholders from the time the Company went public in 1905 until it was acquired in a hostile takeover by Gulf Resources in 1968. When the mine closed in 1981, it was estimated to still contain significant resources. (Bunker Limited Partnership,1985)

The Mine and Smelter Complex were closed in 1981 after the then owner, Gulf Resources, was not able to continue to comply with the new regulatory structures brought on by the passage of environmental statutes and as then enforced by the Environmental Protection Agency (EPA). In summary, the reasons for the mine and smelter complex closures were primarily a result of compliance with stringent smelter emissions standards, not regulatory issues with the mine itself.

The Bunker Hill Lead Smelter, Electrolytic Zinc Plant and historic milling facilities were demolished about 25 years ago, and the area became part of the “National Priority List” for cleanup under EPA regulations, thereby pausing development of the Bunker Hill Mine for over 30 years. All of the cleanup of the old smelter, zinc plant, and associated sites has now been completed and the Mine is now poised for further development and an eventual return to production. The Company has been in contact with government officials who have expressed strong support and cooperation for the Company efforts to return the mine to being a productive mining asset.

The acquisition price, as described in the Letter of Intent, is a total of US$30,000,000. The initial US$15,000,000 of the total acquisition price shall be paid annually over the course of 5 years from the Closing Date, of which, US$150,000 has been paid upon execution of the Letter of Intent and US$3,350,000 will become due on the Closing Date, and US$3,500,000 on the first anniversary, US$3,000,000 on the second anniversary, US$2,000,000 on the third and fourth anniversaries and US$1,000,000 on the fifth anniversary. The balance of US$15,000,000 shall become due in 15 equal installments beginning on June 29, 2023 and on each anniversary of the Closing Date thereafter. The Letter of Intent provides for conditions under which the fifteen payments of US$1,000,000 may be accelerated and paid in shares based on prevailing market prices and share volumes. In addition, a net smelter return royalty with an aggregate maximum payment of US$60,000,000 shall be granted, at a rate of 2% for the first US$15,000,000, 1% for the next US$15,000,000 and 0.5% for the remaining US$30,000,000. The Company has also made payments totalling US$280,000 with respect to certain property carrying costs and, for up to two years after closing, the Company shall hire certain local managerial staff.

Further announcements will be made on the status of the acquisition of the Bunker Hill Mine Complex. Technical information in this press release was reviewed and approved by James Baughman, P.Geo., a consultant to Liberty, and a Qualified Person under National Instrument 43-101.

About Liberty Silver Corp.

Liberty has the right to earn a joint venture interest in the 10,020-acre Trinity Silver Project pursuant to the terms of an earn-in agreement with Renaissance Exploration Inc. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty’s flagship project. Liberty has entered into the Letter of Intent to Acquire the Bunker Hill Mine Complex which is subject to due diligence and definitive documentation.

Information about Liberty is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information contact:

Howard M. Crosby, Chief Executive Officer

(509) 526-3491

info@libertysilvercorp.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. The forward looking statements made herein are based on information currently available to the Company and the Company provides no assurance that actual results will meet management’s expectations or assumptions with respect to, among other things, the ability of Liberty to successfully complete due diligence on the Bunker Hill Mine Complex, settle a definitive agreement on the terms as provided in the Letter of Intent or other satisfactory terms or at all, and fund the initial purchase payment for which Liberty does not have funds at this time, the ability of Liberty to preserve its interests in the Trinity Silver Project which is dependent on the completion of a feasibility study, the Company’s present and future financial condition, the Company’s ability to secure financing, the Company’s ability to secure a public market for its securities, and the state of financial markets. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”, and may include statements regarding, among other things, the terms of the Letter of Intent to acquire the Bunker Hill Mine Complex, completion of the necessary due diligence and funding of the acquisition. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: the inability of Liberty to successfully complete due diligence on the Bunker Hill Mine Complex, settle a definitive agreement on the terms as provided in the Letter of Intent or other satisfactory terms or at all, and fund the initial purchase payment for which Liberty does not have funds at this time; the inability of Liberty to complete a feasibility study pursuant to the terms of the Trinity Silver Project earn-in agreement; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing; the inability of the Company to secure a public market for its securities and whether an active public market can be developed or sustained; development of changes in general economic conditions and conditions in the financial markets; changes in demand and prices for precious metals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.